EXHIBIT 4.28

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of {{FundDate}}, by and among PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation, ("COMPANY"), and {{FirstName}} {{LastName}}, an individual (the "BUYER").


WHEREAS:

      A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

      B. Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) convertible debentures of the Company, in the form attached hereto as EXHIBIT "A", in the aggregate principal amount (the "ORIGINAL PRINCIPAL AMOUNT") of {{AmtSpell}}Thousand Dollars ({{DebDol}}) (together with any debenture(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "DEBENTURES"), convertible into shares of common stock, $0.00001 par value per share, of the Company (the "COMMON STOCK"), upon the terms and subject to the limitations and conditions set forth in such Debentures and (ii) warrants (the "WARRANTS"), in the form attached hereto as EXHIBIT "B", to purchase {{NoWarrants}} shares (the "WARRANT AMOUNT") of Common Stock ; and

      C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as EXHIBIT "C" (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

      NOW THEREFORE, the Company and the Buyer hereby agree as follows:

      1. PURCHASE AND SALE OF DEBENTURES AND WARRANTS.

            (A) PURCHASE OF DEBENTURES AND WARRANTS. On the Closing Date (as defined below), the Company shall issue and sell to Buyer and Buyer agrees to purchase from the Company {{DebDol}} in principal amount (the "Original Principal Amount") of Debentures and an accompanying number of Warrants, in the form of EXHIBIT "B" attached, to purchase a number of shares equal to the Warrant Amount.

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            (B) FORM OF PAYMENT. On or before the Closing Date (as defined below), (i) Buyer shall pay the purchase price for the Debentures and the Warrants to be issued and sold to it at the Closing (as defined below) (the "PURCHASE PRICE") by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed Debentures in the principal amount equal to the Purchase Price and the number of Warrants equal to the Warrant Amount, and (ii) the Company shall deliver such Debentures and Warrants duly executed on behalf of the Company, to such Buyer, against delivery of such Purchase Price.

The Buyer agrees to provide a check for the Purchase Price on the date hereof.

            (C) CLOSING DATE. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Debentures and the Warrants pursuant to this Agreement (the "CLOSING DATE") shall be 4:00 PM Eastern Standard Time on {{FundDate}} or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur on the Closing Date at the offices of the Buyer, or at such other location as may be agreed to by the parties.

            (D) BUYER'S OPTION TO PURCHASE ADDITIONAL DEBENTURES. The Buyer, at its option upon written notice ("Option Notice") to the Company given anytime during the two (2) year period immediately following the date hereof, may elect to purchase additional debentures (the "Additional Debentures") in one or more transactions totaling an aggregate of any amount less than or equal to the Original Principal Amount of Debentures originally purchased by Buyer, PROVIDED THAT the Buyer may not give an Option Notice on any date that the Market Price is less than $0.20. The closing of the purchase and sale of each Additional Debenture ("Additional Closing Date") shall occur within five (5) business days after the date that the Company first receives a copy of the applicable Option Notice. Each Additional Debenture shall be in the form of the Debenture annexed hereto as EXHIBIT "A," except that the "Initial Conversion Price," as defined therein, shall equal a negotiated price or 115% of the Market Price (as defined below) on the date of such closing. Each Additional Debenture shall be accompanied by a number of warrants ("Additional Warrants") equal to the original principal amount of the associated Additional Debenture, divided by the Market Price (as defined below) on the date of such closing. Each Additional Warrant shall be in the form of the Warrant annexed hereto as EXHIBIT "B," except that the initial "Exercise Price," as defined therein, shall equal a negotiated price or 115% of the Market Price (as defined below) on the date of such closing.

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      "MARKET PRICE," for any security as of any date, shall have the meaning ascribed to it in the Debentures.

      2. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to the Company solely as to such Buyer that:

            (A) INVESTMENT PURPOSE. As of the date hereof, the Buyer is purchasing the Debentures and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Debentures (including, without limitation, such additional shares of Common Stock as are issuable as a result of the events described in Sections 1.3 and 1.4 of the Debentures and Section 2 of the Registration Rights Agreement) (such shares of Common Stock being collectively referred to herein as the "CONVERSION SHARES") and the Warrants and the shares of Common Stock issuable upon exercise thereof (the "WARRANT SHARES" and, collectively with the Debentures, Warrants and Conversion Shares, the "SECURITIES") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; PROVIDED, HOWEVER, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and applicable state securities laws.

            (B) ACCREDITED INVESTOR STATUS. The Buyer is not an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "ACCREDITED INVESTOR"). The Buyer has received all documents and disclosures required under Rule 502(b) of Regulation D for private placements to a non-accredited investor under Rule 506 of the 1933 Act, including, without limitation, the following documents of the Company, each as filed with the SEC: (i) S-1 filed June 11, 2003; (ii) DEF 14A filed on September 17, 2003; (iii) 10-K filed on August 19, 2004; (iv) S-8 filed September 4, 2003; ; (v) 10-Q filed on April 21, 2003; (vi) S-1 filed on February 20, 2003; (vii) SB-2 filed May 21, 2004; (viii) 10-QSB filed on October 20, 2004, (ix)10-Q filed on January 21, 2004 and (x) 10Q filed April 8, 2004.

            (C) RELIANCE ON EXEMPTIONS. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

            (D) INFORMATION. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk.

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

            (E) GOVERNMENTAL REVIEW. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

            (F) TRANSFER OR RE-SALE. The Buyer understands that (i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred or resold unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to counsel to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("RULE 144") of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, or (d) the Securities are sold pursuant to Rule 144; and
(ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a BONA FIDE margin account or other lending arrangement.

            (G) LEGENDS. The Buyer understands that the Debentures and the Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares and Warrant Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

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

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably satisfactory to counsel to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

Upon the request of any holder and the surrender of certificates, the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably satisfactory to counsel to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act and such sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

            (H) [INTENTIONALLY LEFT BLANK]

            (I) RESIDENCY. The Buyer is a resident of the state of {{Residency}}.

            (J) KNOWLEDGE AND EXPERIENCE. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.


      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Buyer that, except as set forth on the Company's disclosure schedules or any update thereto prior to the Closing Date:

            (A) ORGANIZATION AND QUALIFICATION. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. SCHEDULE 3(A) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the Securities, (ii) the business, operations, assets, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, (iii) on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or (iv) the authority or the ability of the Company to perform its obligation under this Agreement, the Registration Rights Agreement, the Debentures or the Warrants. "SUBSIDIARIES" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

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

            (B) AUTHORIZATION; ENFORCEMENT. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Debentures and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) except as otherwise set forth in SCHEDULE 3(B), the execution and delivery of this Agreement, the Registration Rights Agreement, the Debentures and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Debentures and the Warrants and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion of or otherwise pursuant to the Debentures and the Warrant Shares issuable upon exercise of or otherwise pursuant to the Warrants) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement, the Debentures and the Warrants, each of such agreements and instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

            (C) CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company is as set forth on SCHEDULE 3(C). All of such outstanding shares of capital stock set forth in SCHEDULE 3(C) are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable.

No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in SCHEDULE 3(C), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe

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for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries,
(ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and
(iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Debentures, the Warrants, the Conversion Shares or Warrant Shares. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION"), the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. In the event that the date of execution of this Agreement is not the Closing Date, the Company shall provide the Buyer with a written update of this representation signed by the Company's President and Chief Executive or Chief Financial Officer on behalf of the Company as of the Closing Date.

            (D) ISSUANCE OF SHARES. Upon issuance upon conversion of the Debentures and upon exercise of the Warrants in accordance with their respective terms, the Conversion Shares and Warrant Shares will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

            (E) ACKNOWLEDGMENT OF DILUTION. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of or otherwise pursuant to the Debentures or upon issuance of the Warrant Shares upon exercise of or otherwise pursuant to the Warrants. The Company's directors and executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of or otherwise pursuant to the Debentures and to issue Warrant Shares upon exercise of or otherwise pursuant to the Warrants in accordance with this Agreement, the Debentures and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company. Taking the foregoing into account, the Company's Board of Directors has determined, in its good faith business judgment, that the issuance of the Securities hereunder and under the Debentures and the Warrants and the consummation of the transactions contemplated hereby and thereby are in the best interest of the Company and its stockholders.

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            (F) NO CONFLICTS. The execution, delivery and performance of this
Agreement, the Registration Rights Agreement, the Debentures and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) will not (i) except as otherwise set forth in SCHEDULE 3(F), conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except, in the case of clauses (i), (ii) and (iii) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity the violation of which would have a Material Adverse Effect. Except as disclosed in SCHEDULE 3(F) and as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Debentures or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Debentures and Warrants in accordance with the terms hereof and to issue the Conversion Shares upon conversion of or otherwise pursuant to the Debentures and the Warrant Shares upon exercise of or otherwise pursuant to the Warrants. Except as disclosed in SCHEDULE 3(F), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the OTC-BB and does not reasonably anticipate that the Common Stock will be delisted by the OTC-BB in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

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            (G) SEC DOCUMENTS; FINANCIAL STATEMENTS. Since at least January 1,
2001, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and since at least January 1, 2001 and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company has delivered to Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to November 30, 2001 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

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            (H) ABSENCE OF CERTAIN CHANGES. Except for losses incurred in the ordinary course of business that have been publicly disclosed prior to the date hereof or as set forth on SCHEDULE 3(H) hereof, since November 30, 2001, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries. For purposes of this Section 3(h), the terms "material adverse change" and "material adverse development" shall exclude continuing losses that are consistent with the Company's historical losses.

            (I) ABSENCE OF LITIGATION. Except as disclosed in SCHEDULE 3(I)(A), to the knowledge of the Company or any of its subsidiaries, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that would have a Material Adverse Effect. SCHEDULE 3(I)(B) contains a complete list and summary description of any known pending or threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it, if adversely decided, would have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

            (J) PATENTS, COPYRIGHTS, ETC. All of the Company's material patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("INTELLECTUAL PROPERTY") are set forth in Schedule A to the Debenture. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all Intellectual Property necessary to enable it to conduct its business as now operated, including but not limited to the intellectual property set forth in Schedule A to the Debenture (and, except as otherwise set forth in SCHEDULE 3(J) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future), except for such licenses or rights the failure of which to own or possess would not, individually or in the aggregate, have a Material Adverse Effect; there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as otherwise set forth in SCHEDULE 3(J) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future), except for actions or claims which, if adversely decided, would not have a Material Adverse Effect; to the best of the Company's knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property. The Company has liens on its Intellectual Property as detailed in SCHEDULE 3(J) hereof.

            (K) NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is reasonably likely in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is reasonably likely to have a Material Adverse Effect.

            (L) TAX STATUS. Except as set forth on SCHEDULE 3(L), the Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on SCHEDULE 3(L), none of the Company's tax returns is presently being audited by any taxing authority.

            (M) CERTAIN TRANSACTIONS. Except as set forth on SCHEDULE 3(M) and except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on SCHEDULE 3(C), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

            (N) DISCLOSURE. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyer pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which has not been publicly announced or disclosed but under applicable law, rule or regulation, requires public disclosure or announcement by the Company (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

            (O) ACKNOWLEDGMENT REGARDING BUYER'S PURCHASE OF SECURITIES. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and that any statement made by Buyer or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyer's purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

            (P) NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

            (Q) NO BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

            (R) PERMITS; COMPLIANCE. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), except where the failure to so possess any such Company Permits would not have a Material Adverse Effect, and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. To the best of the Company's knowledge, neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 31, 2001, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

            (S) ENVIRONMENTAL MATTERS.

                  (i) Except as set forth in SCHEDULE 3(S), there are, to the Company's knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                  (ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any of its Subsidiaries' business.

                  (iii) Except as set forth in SCHEDULE 3(S), there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

            (T) TITLE TO PROPERTY. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in SCHEDULE 3(T) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

            (U) INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (V) INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (W) FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

            (X) SOLVENCY. The Company (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (I.E., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. Except as disclosed in SCHEDULE 3(X), the Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

            (Y) NO INVESTMENT COMPANY. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "INVESTMENT COMPANY"). The Company is not controlled by an Investment Company.

            (Z) NON-ACCREDITED INVESTOR DISCLOSURES. The Company has provided to the Buyer all documents and disclosures required under Rule 502(b) of Regulation D for private placements to a non-accredited investor under Rule 506 of the 1933 Act.

      4. COVENANTS.

            (A) BEST EFFORTS. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

            (B) FORM D; BLUE SKY LAWS. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Buyer on or prior to the Closing Date.

            (C) REPORTING STATUS; ELIGIBILITY TO USE FORM S-1. The Company's Common Stock is registered under Section 12(g) of the 1934 Act. So long as any Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and will take all necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-1 for registration of the resale of the securities purchased hereunder.

            (D) USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Debentures and the Warrants in the manner set forth in SCHEDULE 4(D) attached hereto and made a part hereof and shall not use such proceeds in a manner inconsistent with the provisions of Article II of the Debentures.

            (E) [INTENTIONALLY LEFT BLANK].

            (F) [INTENTIONALLY LEFT BLANK].

            (G) FINANCIAL INFORMATION. The Company agrees to send the following reports to Buyer until Buyer transfers, assigns, or sells all of the Securities:
(i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

            (H) RESERVATION OF SHARES. The Company covenants that it will initially reserve (the "INITIAL SHARE RESERVATION") from its authorized and unissued Common Stock a number of shares of Common Stock equal to at least one hundred and ten percent (110%) the Original Principal Amount of the Debenture, divided by the Conversion Price in effect on the date of the Initial Share Reservation, free from preemptive rights, to provide for the issuance of Common Stock upon the conversion of the Debenture and shall initially reserve an additional number of shares equal to the Warrant Amount, free from preemptive rights, to provide for the issuance of Common Stock upon the exercise of the Warrants. The Company further covenants that, beginning on the date of the Initial Share Reservation (the "CONVERSION BEGINNING DATE"), and continuing throughout the period the conversion right exists, the Company shall at all times have authorized, and reserved (the "ONGOING SHARE RESERVATION REQUIREMENT") for the purpose of issuance, a sufficient number of shares of

Common Stock to provide for the full conversion or exercise of the outstanding Debentures and Warrants and issuance of the Conversion Shares and Warrant Shares in connection therewith (based on the Conversion Price (as defined in the Debentures) in effect from time to time and the Exercise Price of the Warrants in effect from time to time). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of or otherwise pursuant to the Debentures and exercise of or otherwise pursuant to the Warrants without the consent of Buyer. The Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than one hundred and ten percent (110%) the number that is then actually issuable upon full conversion of the Debentures (based on the Conversion Price (as defined in the Debentures) in effect from time to time) and full exercise of the Warrants (based on the Exercise Price of the Warrants in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares issued and issuable upon conversion of or otherwise pursuant to the Debentures (based on the Conversion Price (as defined in the Debentures) in effect from time to time) and Warrant Shares issued or issuable upon exercise of or otherwise pursuant to the Warrants (based on the Exercise Price of the Warrants in effect from time to time), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 4(h), in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares.

            (I) LISTING. The Company shall use its best efforts to promptly secure the listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion of or otherwise pursuant to the Debentures and all Warrant Shares from time to time issuable upon exercise of or otherwise pursuant to the Warrants. The Company will use its best efforts to obtain and, so long as any Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the OTC-BB, the Nasdaq National Market (the "NNM"), the Nasdaq SmallCap Market (the "NASDAQ SMALLCAP"), the New York Stock Exchange ("NYSE"), or the American Stock Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company shall promptly provide to Buyer copies of any notices it receives from the OTC-BB and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

            (J) CORPORATE EXISTENCE. So long as a Buyer beneficially owns any Debentures or Warrants, the Company shall maintain its corporate existence and shall not merge, consolidate or sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the (i) the successor or acquiring entity and, if an entity different from the successor or acquiring entity, the entity whose securities into which the Debentures shall become convertible pursuant to Section 1.5(b) of the Debentures, in such transaction assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith (including the Debentures and the Warrants) and (ii) the entity whose securities into which the Debentures shall become convertible pursuant to Section 1.5(b) of the Debentures is a publicly traded corporation whose Common Stock is listed for trading on the NNM, NASDAQ SmallCap, NYSE or AMEX.

            (K) NO INTEGRATION. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

            (L) LIMITATION ON SALE OR DISPOSITION OF INTELLECTUAL PROPERTY. So long as the Company shall have any obligation under the Debenture or so long as any of the Warrants remain outstanding, the Corporation shall not sell, convey, dispose of, spin off or assign any or all of its Intellectual Property (including but not limited to the Intellectual Property set forth in Schedule A to the Debenture), or the rights to receive proceeds from patent infringement litigation or other litigation related to such intellectual property (collectively, the "INTELLECTUAL PROPERTY RIGHTS"), in each case without Buyer's written consent, provided that the Company may, without the Buyer's Written Consent, enter into one or more licensing agreements with respect to its Intellectual Property so long as such agreements are not with any affiliate (as such term is defined in Rule 501(b) of Regulation D) of the Company or with any relative of, or entity controlled by, or any entity 10% or more of which is owned by, any officer, director, employee or former employee of the Company, provided, further, that the Company shall not be subject to the restrictions of this Section 4(l) if the cash consideration received by the Company in exchange for such Intellectual Property Rights exceeds $ {AMOUNT} million. The Company will provide at closing duly executed board resolutions attesting to the above limitations on the disposition of the Company's intellectual property.

            (M) [INTENTIONALLY LEFT BLANK].

            (N) IRREVOCBLE TRANSFER AGENT INSTRUCTIONS. Within ten (10) business days after the Closing Date, the Company agrees to deliver to Buyer the Irrevocable Transfer Agent Instructions (as defined below), in form and substance satisfactory to the Buyer, which instructions shall be acknowledged in writing by the Company's Transfer Agent.

      5. TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of Buyer or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by Buyer to the Company upon conversion of the Debentures or exercise of the Warrants in accordance with the terms thereof (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act or the date on which the Conversion Shares and Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and Warrant Shares, prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act or the date on which the Conversion Shares and Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If a Buyer provides the Company with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by such Buyer.

      6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Debentures and Warrants to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

            (a) The Buyer shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

            (b) The Buyer shall have delivered the Purchase Price in accordance with Section 1(b) above.

            (c) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

            (d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

      7. CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE. The obligation of Buyer hereunder to purchase the Debentures and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

            (a) The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Buyer.

            (b) The Company shall have delivered to such Buyer duly executed Debentures (in such denominations as the Buyer shall request) and Warrants in accordance with Section 1(b) above.

            (c) [Intentionally Left Blank].

            (d) The representations and warranties of the Company contained in this Agreement, as modified by the Exhibits and Schedules hereto, shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the President and Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

            (e) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

            (f) Trading in the Common Stock on the OTC-BB shall not have been suspended by the SEC or the Nasdaq and, within two (2) business days of the Closing, the Company will make application to the OTC-BB, if legally required by Nasdaq, to have the Conversion Shares and the Warrant Shares authorized for quotation.

            (g) The Buyer shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same form as EXHIBIT "D" attached hereto.

            (h) The Buyer shall have received an officer's certificate described in Section 3(c) above, dated as of the Closing Date.


      8. GOVERNING LAW; MISCELLANEOUS.

            (A) GOVERNING LAW; ARBITRATION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Any controversy or claim arising out of or related to this Debenture or the breach thereof, shall be settled by binding arbitration in New York, NY in accordance with the Expedited Procedures (Rules 53-57) of the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A proceeding shall be commenced upon written demand by the Company or Buyer to the other. The arbitrator(s) shall enter a judgment by default against any party, which fails or refuses to appear in any properly noticed arbitration proceeding. The proceeding shall be conducted by one (1) arbitrator, unless the amount alleged to be in dispute exceeds two hundred fifty thousand dollars ($250,000), in which case three (3) arbitrators shall preside. The arbitrator(s) will be chosen by the parties from a list provided by the AAA, and if the parties are unable to agree within ten
(10) days, the AAA shall select the arbitrator(s). The arbitrators must be experts in securities law and financial transactions. The arbitrators shall assess costs and expenses of the arbitration, including all attorneys' and experts' fees, as the arbitrators believe is appropriate in light of the merits of the parties' respective positions in the issues in dispute. Each party submits irrevocably to the jurisdiction of any state court sitting in New York, NY or to the United States District Court sitting in New York for purposes of enforcement of any discovery order, judgment or award in connection with such arbitration. The award of the arbitrator(s) shall be final and binding upon the parties and may be enforced in any court having jurisdiction. The arbitration shall be held in such place as set by the arbitrator(s) in accordance with Rule
55. With respect to any arbitration proceeding in accordance with this section, the prevailing party's reasonable attorney's fees and expenses shall be borne by the non-prevailing party.

            Although the parties, as expressed above, agree that all claims, including claims that are equitable in nature, for example specific performance, shall initially be prosecuted in the binding arbitration procedure outlined above, if the arbitration panel dismisses or otherwise fails to entertain any or all of the equitable claims asserted by reason of the fact that it lacks jurisdiction, power and/or authority to consider such claims and/or direct the remedy requested, then, in only that event, will the parties have the right to initiate litigation respecting such equitable claims or remedies. The forum for such equitable relief shall be in either a state or federal court sitting in New York, NY. Each party waives any right to a trial by jury, assuming such right exists in an equitable proceeding, and irrevocably submits to the jurisdiction of said New York court. New York law shall govern both the proceeding as well as the interpretation and construction of this Agreement and the transaction as a whole.

            (B) COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

            (C) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            (D) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

            (E) ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

            (F) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

         If to the Company: To the address set forth immediately below such Company's name on the signature pages hereto.


         With copy to:

         Otto E. Sorensen, Esq.
         LUCE, FORWARD, HAMILTON AND SCRIPPS, LLP
         600 West Broadway, Suite 2600
         San Diego, CA 92191
         Tel (619) 699-2534
         Fax (619) 232-8311

         If to a Buyer: To the address set forth immediately below such Buyer's name on the signature pages hereto.


Each party shall provide notice to the other party of any change in address.

            (G) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company; PROVIDED, HOWEVER, that prior to any assignment of its rights hereunder to a person (other than an affiliate) that purchases any Debentures or Warrants from such Buyer in a private transaction such Buyer shall provide the Company with written notice of its intention to sell some or all of the Debentures or Warrants, which notice shall disclose the proposed purchase price for such Debentures or Warrants, and the Company shall have the option, during the ten (10) business day period following such notice, to purchase all, but not less than all, of such Debentures and/or Warrants at the proposed purchase price, after which period the Buyer shall be free to sell the Debentures and/or Warrants to a third party at such proposed purchase price.

            (H) THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            (I) SURVIVAL. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement shall survive the closing hereunder for a period of two (2) years notwithstanding any due diligence investigation conducted by or on behalf of the Buyer.

            (J) INDEMNIFICATION. The Company (the "INDEMNIFYING PARTY") agrees to indemnify and hold harmless the Buyer and all its officers, directors, employees, agents, members and managers (the "INDEMNIFIED PARTY") for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under this Agreement or the Registration Rights Agreement, including advancement of expenses as they are incurred with respect to claims by third parties.

            Promptly after receipt of notice of the commencement of any action against an Indemnified Party, such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof and the basis hereunder upon which a claim for indemnification is asserted, but the failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent the Indemnifying Party is materially prejudiced by such failure. In the event of the commencement of any such action, the Indemnifying Party shall be entitled to participate therein and to assume the defense thereof with counsel satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party hereunder for any legal expenses (including attorneys' fees) subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

            As to cases in which the Indemnifying Party has assumed and is providing the defense for the Indemnified Party, the control of such defense shall be vested in the Indemnifying Party; provided that the consent of the Indemnified Party shall be required prior to any settlement of such case or action, which consent shall not be unreasonably withheld. As to any action, the party which is controlling such action shall provide to the other party reasonable information (including reasonable advance notice of all proceedings and depositions in respect thereto) regarding the conduct of the action and the right to attend all proceedings and depositions in respect thereto through its agents and attorneys, and the right to discuss the action with counsel for the party controlling such action.

            (K) PUBLICITY. The Company and the Buyer shall have the right to review a reasonable period of time before issuance of any press releases, filings with the SEC, NASD or any stock exchange or interdealer quotation system, or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or public filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

            (L) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            (M) NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            (N) REMEDIES. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that Buyer shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.

            (O) NO ORAL AMENDMENTS. There shall be no oral modifications or amendments to this Agreement. This Agreement may be modified or amended only in writing.

      IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the {{ExecDay}} day of November, 2004.


-------------------------------------------------------------------------------
PATRIOT SCIENTIFIC CORPORATION


By:  ________________________
        Lowell W. Giffhorn, CFO               By:     _____________________
                                                      {{FirstName}} {{LastName}}
By:  ________________________
        Jeffrey E. Wallin, Pres. & CEO
                                              ADDRESS:
ADDRESS:
                                              {{Address1}}
PATRIOT SCIENTIFIC CORPORATION                {{City}}, {{State}} {{PostalCode}}
10989 Via Frontera                            Telephone: {{HomePhone}}
San Diego, CA 92127                           Facsimile:  {{Fax}}
Telephone: (858) 674-5000
FACSIMILE:   (858) 674-5005

-------------------------------------------------------------------------------

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE"ACT") OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.


CONVERTIBLE DEBENTURE


      FOR VALUE RECEIVED, PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation (hereinafter called the "BORROWER" or "COMPANY"), hereby promises to pay to the order of {{FirstName}} {{LastName}}, an individual, or registered assigns (the "HOLDER") the sum of {{AmtSpell}} Thousand Dollars ({{DebDol}}), on
{{MatDate}} (the "MATURITY DATE"), and to pay interest on the unpaid principal balance hereof at the rate of eight percent (8%) per annum from {{FundDate}} (the "ISSUE DATE") until the same becomes due and payable, whether at maturity or upon acceleration or otherwise. Any amount of principal or interest on this Convertible Debenture ("the Debenture") which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid ("DEFAULT INTEREST"). Interest shall commence accruing on the Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable monthly, in cash or, to the extent not yet paid, at maturity or upon acceleration in accordance with the terms hereof. All payments due hereunder (to the extent not converted into Common Stock, par value $0.00001 per share, of the Borrower (the "COMMON STOCK") in accordance with the terms hereof) shall be made in lawful money of the United States of America provided that, to the extent that any accrued interest has not been paid when due, at the option of the Holder, in whole or in part, such accrued and unpaid interest may, upon written notice to the Borrower, be added to the principal amount of this Debenture, in which event interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Debenture. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. Except as otherwise expressly provided herein, this Debenture may not be prepaid by the Borrower. As used in this Debenture, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement, dated {{FundDate}}, pursuant to which this Debenture was originally issued (the "PURCHASE AGREEMENT"). For purposes hereof, the term "Debentures" shall be deemed to refer to this Debenture, all other convertible debentures issued pursuant to the Purchase Agreement and all convertible debentures issued in replacement hereof or thereof or otherwise with respect hereto or thereto.

      The following terms shall apply to this Debenture:


                                   ARTICLE I.
                               CONVERSION RIGHTS

      1.1 CONVERSION RIGHT.

      (A) CONVERSION TIMING AND AMOUNT. Subject to the limitations on conversion contained herein, the Holder shall have the right from time to time, and at any time on or after the Conversion Beginning Date and on or prior to the earlier of
(i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in Article III) pursuant to Article III or Section 1.6 hereof, to convert all or any part of the outstanding and unpaid principal amount of this Debenture into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined in Section 1.2 below) determined as provided herein (a "CONVERSION");

      (B) LIMITATION ON CONVERSION. Notwithstanding the above, in no event shall the Holder be entitled to convert any portion of this Debenture in excess of that portion of this Debenture upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and any applicable affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures, the unexercised Warrants or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Debenture with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (the "4.99% LIMITATION"). For purposes of the proviso to the immediately preceding sentence, (i) beneficial ownership shall be determined by the Holder in accordance with
Section 13(d) of the Exchange Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso to the immediately preceding sentence, and PROVIDED THAT the 4.99% Limitation shall be conclusively satisfied if the applicable Notice of Conversion includes a signed representation by the Holder that the issuance of the shares in such Notice of Conversion will not violate the 4.99% Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

      The parties agree that, in the event that the Company receives any tender offer or any offer to enter into a merger with another entity whereby the Company shall not be the surviving entity (an "Offer"), then "4.99%" shall be automatically revised immediately after such offer to read "9.99%" each place it occurs in the first paragraph of this Section 1(b) above. Notwithstanding the above, Holder shall retain the option to either exercise or not exercise its option(s) to acquire Common Stock pursuant to the terms hereof after an Offer.

      (C) CALCULATION OF CONVERSION AMOUNT. The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing the Conversion Amount (as defined herein) by the applicable Conversion Price. The term "CONVERSION AMOUNT" means, with respect to any conversion of this Debenture, the sum of (1) the principal amount of this Debenture to be converted in such conversion, PLUS (2) all accrued and unpaid interest thereon for the period beginning on the Issue Date and ending on the Conversion Date (as defined in Section 1.4 hereof), PLUS (3) Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2), PLUS
(4) at the Holder's option, any amounts owed to the Holder pursuant to Sections
1.3 and 1.4 hereof or pursuant to Section 2 of that certain Registration Rights Agreement, dated as of {{FundDate}}, executed in connection with the initial issuance of this Debenture and the other Debentures issued on the Issue Date (the "REGISTRATION RIGHTS AGREEMENT").

      1.2 CONVERSION PRICE.

      (A) INITIAL CONVERSION PRICE. Subject to the provisions of Section 1.5 below, the "CONVERSION PRICE" shall initially equal {{ConvPrice}} (the "INITIAL CONVERSION PRICE"), which represents either a negotiated price or one hundred and fifteen percent (115%) of the Market Price, as defined herein, determined on the date of this Debenture (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower's securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).

      (B) RESETS OF CONVERSION PRICE. In the event that the Market Price determined on any Reset Date (as defined herein) (each, a "RESET DATE MARKET PRICE") is less than the lesser of (i) the Initial Conversion Price or (ii) the lowest Reset Date Market Price for any prior Reset Date (if any)(the lesser of (i) and (ii) immediately above being referred to herein as the "ADJUSTED CONVERSION PRICE"), then the Conversion Price shall, beginning on the Trading Day next following the applicable Reset Date and at all times thereafter (unless later reset under the terms of this Debenture), equal the Adjusted Conversion Price for that Reset Date, PROVIDED, HOWEVER, that (x) if the Registration Statement (as defined in the Registration Rights Agreement) required to be filed pursuant to Section 2(a) of the Registration Rights Agreement has not been declared effective by the SEC prior to January 1, 2005 or (y) after January 1, 2005, such Registration Statement after its initial effectiveness lapses (a "LAPSE") in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) otherwise cannot be made thereunder, whether by reason of the Borrower's failure or inability to amend or supplement the prospectus (the "PROSPECTUS") included therein in accordance with the Registration Rights Agreement or otherwise, after such Registration Statement becomes effective (including, without limitation, during an Allowed Delay (as defined in Section 3(f) of the Registration Statement)(the date beginning on the first date of a Lapse and ending on the date on which the Holder is first notified in writing by the Borrower's counsel that sales of all of the Registrable Securities may again be made under the Prospectus shall be referred to as a "LAPSE PERIOD"), then the Conversion Price shall be reset to equal the lesser of (i) the Conversion Price then in effect, or (ii) (a) in the case of an event described in clause (x) of this proviso, the lowest Market Price on any day during the period beginning on January 1, 2005 and ending on the date on which the Registration Statement is declared effective, or (b) in the case of an event described in clause (y) of this proviso, the lowest Market Price during the applicable Lapse Period. The Conversion Price (whether by reference to the Initial Conversion Price or an Adjusted Conversion Price) shall be subject to adjustment pursuant to the provisions of Section 1.5.

      (C) CERTAIN DEFINITIONS. For purposes hereof:

      The "VOLUME WEIGHTED AVERAGE PRICE" for any security as of any date means the volume weighted average sale price on the Over the Counter Electronic Bulletin Board (the "OTC-BB") as reported by, or as calculated based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Debentures and the Borrower ("BLOOMBERG") or, if the OTC-BB is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the volume weighted average price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Debentures being converted for which the calculation of the volume weighted average price is required in order to determine the Conversion Price of such Debentures. "TRADING DAY" shall mean any day on which the Common Sock is traded for any period on the OTC-BB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

      "RESET DATE" shall mean each three (3) month anniversary of the Issue Date hereof throughout the term of this Debenture, and, in addition shall mean the date that a registration statement covering the resale of shares of Common Stock issuable upon conversion of this Debenture is declared effective.

      "MARKET PRICE," as of any date, means (i) the Volume Weighted Average Price (as defined herein) of the Company's Common Stock during the ten (10) consecutive trading day period immediately preceding the date in question.

      "CLOSING PRICE," as of any date, means the last sale price of the Common Stock on the OTC BB as reported by Bloomberg or, or, if the OTC-BB is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, Inc., or if no last sale price of such security is available on the OTC-BB for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Borrower and the Holder.

      1.3 RESERVATION OF SHARES.

      (A) INCREASE AND MAINTENANCE OF AUTHORIZED AND RESERVED AMOUNT. The Borrower covenants that it will initially reserve (the "INITIAL SHARE RESERVATION") from its authorized and unissued Common Stock a number of shares of Common Stock equal to at least two times the initial principal amount of this Debenture, divided by Conversion Price in effect on the date of the Initial Share Reservation, free from preemptive rights, to provide for the issuance of Common Stock upon the conversion of this Debenture. Borrower further covenants that, beginning on the date of the Initial Share Reservation (the "CONVERSION BEGINNING DATE"), and continuing throughout the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares (the "RESERVED AMOUNT"), free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Debenture. The Reserved Amount shall be increased from time to time in accordance with the Borrower's obligations pursuant to Section 4(h) of the Purchase Agreement. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Debentures shall be convertible at the then applicable Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Debentures.

      (B) INSTRUCTIONS TO TRANSFER AGENT. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Debenture and (ii) agrees that its issuance of this Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Debenture.

      (C) CONVERSION FAILURE. If, at any time a Holder of this Debenture submits a Notice of Conversion, and the Borrower does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article I (a "CONVERSION FAILURE"), subject to Section 5.8, the Borrower shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion. The portion of this Debenture which the Holder included in its Notice of Conversion and which exceeds the amount which is then convertible into available shares of Common Stock (the "EXCESS AMOUNT") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder's option at any time after) the date additional shares of Common Stock are authorized and duly reserved for issuance by the Borrower to permit such conversion. The Borrower shall pay to the Holder payments ("CONVERSION FAILURE PAYMENTS") for a Conversion Failure in a dollar amount equal to:

      (A) a number of shares equal to the total outstanding principal amount plus accrued but unpaid interest of the Debenture at the time of the applicable Notice of Conversion, divided by the lowest Conversion Price in effect during the period beginning on and including the date of the Conversion Failure and ending on the date (the "AUTHORIZATION DATE") that the Borrower authorizes a sufficient number of shares of Common Stock to effect conversion of the full outstanding principal balance of this Debenture (a "CONVERSION FAILURE PERIOD"), multiplied by

      (B) the difference of:

            (x) the highest Closing Price per share for the Company's Common Stock for any trading day during the applicable Conversion Failure Period,

            minus

            (y) the lowest Conversion Price per share in effect at any time during the Conversion Failure Period.


      The Borrower shall use its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Borrower or that the Borrower otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion of outstanding amount of this Debenture and (ii) a Conversion Failure. The Borrower shall send notice to the Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of the Holder's accrued Conversion Failure Payments.

      (D) PAYMENT OF ACCRUED CONVERSION FAILURE PAYMENTS. The accrued Conversion Failure Payments for each Conversion Failure Period shall be paid in cash on or before the fifth (5th) day following the last business day of the applicable Conversion Failure Period in which they have accrued, PROVIDED that, at the option of the Holder (by written notice to the Borrower), such payments shall be added to the principal amount of this Debenture, in which event interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Debenture. Nothing herein shall limit the Holder's right to pursue actual damages (to the extent in excess of the Conversion Failure Payments) for the Borrower's failure to maintain a sufficient number of authorized shares of Common Stock, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief). Notwithstanding the above, if a particular Conversion Failure results in an Event of Default pursuant to Section 3.2, then the Conversion Failure Payment, for that Conversion Failure only, shall be considered to have been satisfied upon payment to the Holder of the Default Amount, in full, payable in accordance with Article III.

      1.4 METHOD OF CONVERSION.

      (A) MECHANICS OF CONVERSION. Subject to Section 1.1 and the other provisions of this Debenture, this Debenture may be converted by the Holder in whole or in part at any time and from time to time after the Issue Date, by (A) submitting to the Borrower a duly executed notice of conversion in the form attached hereto as Exhibit A ("NOTICE OF CONVERSION") by facsimile dispatched prior to Midnight, New York City time (the "CONVERSION NOTICE DEADLINE") on the date specified therein on the Conversion Date (as defined herein) (or by other means resulting in, or reasonably expected to result in, written notice to the Borrower on the date specified therein as the Conversion Date) to the office of the Borrower; which notice shall specify the principal amount of this Debenture to be converted, the applicable Conversion Price, and the number of shares of Common Stock issuable upon such conversion; and (B) subject to Section 1.4(b), surrendering this Debenture at the principal office of the Borrower.

      (B) SURRENDER OF DEBENTURE UPON CONVERSION. Notwithstanding anything to the contrary set forth herein, upon conversion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Borrower unless the entire unpaid principal amount of this Debenture is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Debenture upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Debenture is converted as aforesaid, the Holder may not transfer this Debenture unless the Holder first physically surrenders this Debenture to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Debenture of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Debenture. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture represented by this Debenture may be less than the amount stated on the face hereof.

      (C) PAYMENT OF TAXES. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Debenture in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

      (D) LOST OR STOLEN DEBENTURES. Upon receipt by the Borrower of evidence of the loss, theft, destruction or mutilation of this Debenture, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Borrower, and upon surrender and cancellation of this Debenture, if mutilated, the Borrower shall execute and deliver a new Debenture of like tenor and date.

      (E) DELIVERY OF COMMON STOCK UPON CONVERSION. Upon submission of a Notice of Conversion, the Borrower shall, within three business days after the Conversion Date (the "DELIVERY PERIOD"), issue and deliver (or cause its Transfer Agent so to issue and deliver) in accordance with the terms hereof and the Purchase Agreement to or upon the order of the Holder that number of shares of Common Stock for the portion of this Debenture converted as shall be determined in accordance herewith.

      (F) DELIVERY FAILURE. In addition to any other remedies available to the Holder, including actual damages and/or equitable relief, in the event that the Borrower fails to deliver to the Holder Common Stock (a "DELIVERY FAILURE") issuable upon conversion of this Debenture pursuant to the Notice of Conversion by the date that is a two-day grace period following the Delivery Period, the Borrower shall pay to the Holder an amount ("DELIVERY FAILURE PAYMENTS") for a Delivery Failure in a dollar amount equal to:

      (A) a number of shares equal to the total outstanding principal amount and any accrued but unpaid interest of the Debentures at the time of the applicable Notice of Conversion, divided by the lowest Conversion Price in effect during the period beginning on and including the date of the Delivery Failure and ending on the date (the "DELIVERY DATE") that the Borrower delivers to the Holder all of the Common Stock issuable upon conversion of this Debenture pursuant to the Notice of Conversion (a "DELVERY FAILURE PERIOD"),

      multiplied by

      (B) the difference of:

      (x) the highest Closing Price per share for the Company's Common Stock for any trading day during the applicable Delivery Failure Period,

            minus

      (y) the lowest Conversion Price per share in effect at any time during the applicable Delivery Failure Period.


      (G) PAYMENT OF ACCRUED DELIVERY FAILURE PAYMENTS. The accrued Delivery Failure Payments for each Delivery Failure Period shall be paid in cash on or before the fifth (5th) day following the last business day of the Delivery Failure Period in which they have accrued, PROVIDED that, at the option of the Holder (by written notice to the Borrower), such payments shall be added to the principal amount of this Debenture, in which event interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Debenture; PROVIDED, HOWEVER, in the event of a failure by the Borrower to deliver shares upon conversion as a result of a Conversion Failure, the Holder shall not be entitled to receive Delivery Failure Payments but shall be entitled to receive Conversion Failure Payments in accordance with Section 1.3. Notwithstanding the above, if a particular Delivery Failure results in an Event of Default pursuant to Section 3.2, then the Delivery Failure Payment, for that Delivery Failure only, shall be considered to have been satisfied upon payment to the Holder of the Default Amount, in full, payable in accordance with Article III.

      (H) DELIVERY OF ELECTRONIC SHARES. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower's Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon written request of the Holder and its compliance with the provisions contained in
Section 1.1 and in this Section 1.4, the Borrower shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

      (I) OBLIGATION OF BORROWER TO DELIVER COMMON STOCK. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Debenture shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations hereunder, all rights with respect to the portion of this Debenture being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.

      (J) NO FRACTIONAL SHARES. If any conversion of this Debenture would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of this Debenture shall be the next higher number of shares.

      (K) CONVERSION DATE. The "CONVERSION DATE" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, written notice) to the Borrower or its Transfer Agent before Midnight, New York City time, on the date so specified, otherwise the Conversion Date shall be the first business day after the date so specified (provided that the Notice of Conversion is actually received by the Borrower or its Transfer Agent on such business day). The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to this Debenture (or portion thereof) surrendered shall forthwith terminate except the rights set forth in Sections 1.4(f) and Section 1.7 hereof.

      1.5 EFFECT OF CERTAIN EVENTS.

      (A) EFFECT OF MERGER, CONSOLIDATION, ETC. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined herein) or Persons when the Borrower is not the survivor shall, at the Holder's option, either: (i) be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or (ii) be treated pursuant to Section 1.5(b) hereof. "PERSON" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

      (B) ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If, at any time when this Debenture is issued and outstanding and prior to conversion of all of the Debentures, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower (each, a "CHANGE OF CONTROL TRANSACTION"), then the Holder of this Debenture shall thereafter have the right to receive upon conversion of this Debenture, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Debenture been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein, including but not limited to without regard to the 4.99% Limitation), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Debenture to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Debenture) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not effect any transaction described in this Section 1.5(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) business days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Debenture) and (b) the resulting successor or acquiring entity (if not the Borrower) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of Common Stock are entitled to receive as a result of such Change of Control Transaction, assumes by written instrument the obligations of this Debenture, including this Section 1.5(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

      (C) ADJUSTMENT DUE TO DISTRIBUTION. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off) (a "DISTRIBUTION"), then the Holder of this Debenture shall be entitled, upon any conversion of this Debenture after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

      (D) PURCHASE RIGHTS. If, at any time when any Debentures are issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "PURCHASE RIGHTS") pro rata to the record holders of any class of Common Stock, then the Holder of this Debenture will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

      (E) ADDITIONAL ADJUSTMENTS TO CONVERSION PRICE. The Conversion Price shall be subject to adjustment from time to time as provided in this Section 1.5(e).

                  (i) ADJUSTMENT OF CONVERSION PRICE. If, and whenever on or after the date of issuance of this Debenture, the Borrower issues or sells any shares of Common Stock for no consideration or for a consideration per share less than the Conversion Price then in effect, or issues any convertible securities, warrants (other than those issuable to the Holder), options (including but not limited to employee stock options), equity line type offerings or other underwritten offerings, or any other type of security that is convertible or exchangeable into common stock at a rate or price that is less than the Conversion Price then in effect, or carries with it the right to receive additional shares of Common Stock at a later date, such that the average price per share for such shares of Common Stock is less than the Conversion Price then in effect, then the Conversion Price shall immediately be reduced to equal the price per share of such other Common Stock, options, or other securities.


                  (ii) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the
            Borrower at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Borrower at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

      (F) NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this
Section 1.5, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment,
(ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Debenture.

      1.6 [INTENTIONALLY LEFT BLANK].

      1.7 STATUS AS SHAREHOLDER. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder's allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Debenture. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the deadline with respect to a conversion of any portion of this Debenture for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portions of this Debenture and the Borrower shall, as soon as practicable, return such unconverted Debenture to the Holder or, if the Debenture has not been surrendered, adjust its records to reflect that such portion of this Debenture has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, the right to receive Conversion Failure Payments pursuant to Section 1.3 to the extent required thereby for such Conversion Failure and any subsequent Conversion Failure) for the Borrower's failure to convert this Debenture.

                                   ARTICLE II.
                                CERTAIN COVENANTS

      2.1 DISTRIBUTIONS ON CAPITAL STOCK. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock.

      2.2 RESTRICTION ON STOCK REPURCHASES. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares, except for any such repurchases made by the Borrower in connection with the termination of employment of any of its employees, PROVIDED that such repurchases are (i) made at no greater than the Market Price of such shares of capital stock and (ii) approved by a majority of the Borrower's disinterested directors.

      2.3 BORROWINGS. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Borrower has informed the Holder in writing prior to the date hereof, (b) indebtedness to trade creditors incurred in the ordinary course of business, (c) borrowings, the proceeds of which shall be used to repay this Debenture, or (d) asset-based borrowings involving accounts receivable or inventory financing or leaseholds.

      2.3 ADVANCES AND LOANS. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed the Holder in writing prior to the date hereof, (b) made in the ordinary course of business, as determined by a majority of the Borrower's disinterested directors or (c) relating to (i) the recruitment or retention of employees or (ii) transactions with joint venture partners or subsidiaries, provided that such loans, credits or advances referred to in (i) and (ii) are approved by a majority of the Borrower's disinterested directors.

      2.4 CONTINGENT LIABILITIES. So long as the Borrower shall have any obligation under this Debenture, the Company shall not without the Holder's written consent, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Borrower has informed the Holder in writing prior to the date hereof, (b) made in the ordinary course of business, as determined by a majority of the Borrower's disinterested directors or (c) relating to (i) the recruitment or retention of employees or (ii) transactions with joint venture partners or subsidiaries, provided that such assumptions, guarantees, endorsements and contingencies referred to in (i) and (ii) are approved by a majority of the Borrower's disinterested directors.

                                  ARTICLE III.
                                EVENTS OF DEFAULT

      Each of the following events shall be considered to be an "EVENT OF DEFAULT", unless waived by the Holder:

      3.1 FAILURE TO PAY PRINCIPAL OR INTEREST. The Borrower fails to pay the principal hereof or interest thereon when due on this Debenture, whether at maturity, upon mandatory prepayment, upon acceleration or otherwise;

      3.2 CONVERSION AND THE SHARES. The Borrower (a) fails to issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture (for a period of at least sixty (60) days, if such failure is a Conversion Failure solely as a result of a shortage of authorized shares and the Borrower is using its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable or for a period of at least thirty (30) days if such failure is a Delivery Failure under Section 1.4(f) and is not as a result of a shortage of authorized shares), (b) at any time, the Company announces or states in writing that it will not honor its obligations to issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, (c) fails to transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture or the Registration Rights Agreement, or (d) fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Purchase Agreement or the Registration Rights Agreement (or makes any announcement or written statement that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement or written statement not to honor its obligations shall not be rescinded in writing) for ten (10) days after the Borrower shall have been notified thereof in writing by the Holder;

      3.3 FAILURE TO EFFECT REGISTRATION. The Borrower fails to file with the Securities and Exchange Commission on or before January 1, 2005 the Registration Statement(s) (as defined in the Registration Rights Agreement) required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, or fails to obtain effectiveness with the Securities and Exchange Commission prior to March 1, 2005 of the Registration Statement(s) (as defined in the Registration Rights Agreement) required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, or fails to obtain the effectiveness of any additional Registration Statement (required to be filed pursuant to Section 3(b) of the Registration Rights Agreement) within 60 days after the Registration Trigger Date (as defined in the Registration Rights Agreement), or as promptly as practicable in the event the Company is required to increase its authorized shares, or any such Registration Statement, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) cannot otherwise be made thereunder (whether by reason of the Borrower's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Borrower's failure to file and obtain effectiveness with the SEC of an additional Registration Statement required pursuant to Section 3(b) of the Registration Rights Agreement or otherwise) for more than twenty (20) consecutive days or sixty (60) days in any twelve month period after such Registration Statement becomes effective;

      3.4 BREACH OF COVENANTS. The Borrower breaches any material covenant or other material term or condition contained in Article II hereof or in Sections 1.3, 1.4 or 1.5 of this Debenture, or Sections 4(b), 4(c), 4(d), 4(e), 4(h), 4(i), 4(j), 4(k), 4(l), 4(m) or 5 of the Purchase Agreement and such breach continues for a period of ten (10) business days after written notice thereof to the Borrower from the Holder;

      3.5 BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto (including, without limitation, pursuant to the Purchase Agreement and the Registration Rights Agreement), shall be false or misleading in any material respect when made and the breach of which has a material adverse effect on the rights of the Holder with respect to this Debenture, the Purchase Agreement or the Registration Rights Agreement;

      3.6 RECEIVER OR TRUSTEE. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

      3.7 JUDGMENTS. Any money judgment, writ or similar process shall be entered or filed by a court against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $1,000,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

      3.8 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any "significant subsidiary" (as defined in Rule 1-02(w) of Regulation S-X promulgated under the 1933 Act) of the Borrower;

      3.9 DELISTING OF COMMON STOCK. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the NNM, the Nasdaq Small Cap, the NYSE, OTC-BB or the AMEX;

      3.10 DEFAULT UNDER OTHER DEBENTURES. An Event of Default has occurred and is continuing under any of the other Debentures issued pursuant to the Purchase Agreement or under any of the warrants ("WARRANTS") issued pursuant to the Purchase Agreement;

      3.11 FAILURE TO AUTHORIZE AND RESERVE COMMON STOCK. The Borrower shall fail to authorize and reserve, and maintain authorized and reserved, shares of Common Stock as required under Section 1.3 hereof; or

      3.12 ACCEPTANCE OF A TENDER OFFER BY THE BORROWER. The Borrower shall accept a tender offer ("TENDER OFFER") from any person or entity to acquire fifty percent (50%) or more of the Borrower's shares of Common Stock.

      If any Events of Default shall occur then, unless waived by the Holder, upon the occurrence and during the continuation of any Event of Default specified in Section 3.1, 3.2, 3.3, 3.4, 3.5, 3.7, 3.9, 3.10, 3.11 or 3.12, at
the option of the Holder, such option exercisable through the delivery of written notice to the Borrower by such Holders (the "DEFAULT NOTICE"), or upon the occurrence of an Event of Default specified in Section 3.6 or 3.8, the Debentures shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of:

      (i) 115% TIMES the SUM of

            (w) the then outstanding principal amount of this Debenture, PLUS

            (x) all accrued and unpaid interest thereon for the period beginning on the Issue Date and ending on the date of payment of the Default Amount (the "DEFAULT PAYMENT DATE"), PLUS

            (y) Default Interest, if any, on the amounts referred to in clauses
            (w) and/or (x), PLUS

            (z) any amounts owed to the Holder pursuant to Section 2(c) of the Registration Rights Agreement

            (the then outstanding principal amount of this Debenture to the date of payment PLUS the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the "DEFAULT SUM"),

            or

      (ii) the Parity Value of the Default Sum to be prepaid, where "PARITY VALUE" means

            (a) the highest number of shares of Common Stock issuable upon conversion of such Default Sum in accordance with Article I (without giving any effect to any limitation on conversion of the Debenture contained herein, including but not limited to the 4.99% Limitation) calculated as follows: the Default Sum divided by the lowest Conversion Price in effect at any time after the Holder delivers a Default Notice to the Borrower, through the date that the Borrower pays the Default Amount,


      MULTIPLIED BY

            (b) the highest Closing Price (as defined herein) for the Common Stock during the period beginning on the date of first occurrence of the Event of Default (provided that, with respect to a Conversion Failure or Delivery Failure that has resulted in an Event of Default under this Article III, such period shall begin on the date of the applicable Notice of Conversion) and ending one day prior to the Default Payment Date.

      The greater of (i) and (ii) immediately above is referred to herein as the "DEFAULT AMOUNT". The Conversion Price shall continue to be reset and adjusted in accordance with the terms of this Debenture notwithstanding a Default, up until the Default Amount is paid to the Holder in full. The Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

      If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable (the "Default Amount Due Date"), then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice (which may be given one or more times, from time to time anytime after the Default Amount Due Date), to immediately issue, in lieu of all or any specified portion (the "Specified Portion") of the unpaid portion (the "Unpaid Portion") of the Default Amount, a number of shares (the "Default Shares") of Common Stock of the Borrower, subject to the 9.99% Limitation, equal to the Specified Portion of the Default Amount divided by the Conversion Price in effect on the date such shares are issued to the Holder, PROVIDED THAT, the Holder may require that such payment of shares be made in one or more installments at such time and in such amounts as Holder chooses.

      The Holder shall not be entitled to receive Default Shares on a given date if and to the extent that such issuance would cause the 9.99% Amount, as defined below, to be exceeded (the "9.99% LIMITATION"). If and to the extent that the issuance of Default Shares with respect to a given Specified Portion would result in the a violation of the 9.99% Limitation, then that particular Specified Portion shall be automatically reduced to a value that would cause the number of Default Shares to be issued to equal the 9.99% Amount, and the amount of such reduction shall be added back to the Unpaid Portion of the Default Amount.

      For purposes hereof, "9.99% Amount" shall mean a number of Default Shares to be issued with respect to a particular Specified Portion of the Default Amount which would, when aggregated with all other shares of Common Stock held by the Holder and its affiliates at the time of such issuance, result in beneficial ownership by the Holder and its affiliates of exactly 9.99% of the outstanding shares of Common Stock of the Borrower, with beneficial ownership being determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and Regulations 13D-G thereunder, PROVIDED THAT the 9.99% Limitation shall be conclusively satisfied if the Holder provides a signed representation that the issuance of the applicable shares will not violate the 9.99% Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

                                  ARTICLE IV.
                                COLLATERALIZATION

      As security for the repayment of the principal, all accrued and unpaid interest and all other payments that are or become due pursuant to this Debenture, the Borrower does hereby grant, pledge, transfer, sell, assign, convey and deliver to the Holder, and do grant to the Holder a security interest in, all of the right, title and interest of such Borrower, in, to and under the following (hereinafter collectively referred to as the "Collateral"): All of the Borrower's patents, trademarks and other intellectual property, including but not limited to those set forth on Schedule A annexed hereto (collectively, the "INTELLECTUAL PROPERTY").

      Except as otherwise set forth on Schedule B annexed hereto, the Borrower hereby represents that the Holder has a senior lien on the Collateral, and agrees not to grant any liens on the Collateral that are either senior to, or in parity with, the Holder's lien. The Borrower agrees to take all necessary actions to assist the Holder in perfecting the Holder's lien on each piece of Collateral within fifteen (15) days of the date hereof, including but not limiting to signing and delivering the appropriate forms.

                                   ARTICLE V.
                                  MISCELLANEOUS

      5.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      5.2 NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or five (5) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be PATRIOT SCIENTIFIC CORPORATION, 10989 Via Frontera, San Diego, CA 92127, Telephone:
(858) 674-5000, Facsimile: (858) 674-5005. Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

      5.3 AMENDMENTS. Except as otherwise expressly provided herein, this Debenture and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term "Debenture" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

      5.4 ASSIGNABILITY. This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.

      5.5 COST OF COLLECTION. If default is made in the payment of this Debenture, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

      5.6 GOVERNING LAW; ARBITRATION. This Debenture shall be governed by and construed in accordance with the internal laws of the State of New York. Any controversy or claim arising out of or related to this Debenture or the breach thereof, shall be settled by binding arbitration in New York, NY in accordance with the Expedited Procedures (Rules 53-57) of the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A proceeding shall be commenced upon written demand by Company or the Holder to the other. The arbitrator(s) shall enter a judgment by default against any party, which fails or refuses to appear in any properly noticed arbitration proceeding. The proceeding shall be conducted by one (1) arbitrator, unless the amount alleged to be in dispute exceeds two hundred fifty thousand dollars ($250,000), in which case three (3) arbitrators shall preside. The arbitrator(s) will be chosen by the parties from a list provided by the AAA, and if they are unable to agree within ten (10) days, the AAA shall select the arbitrator(s). The arbitrators must be experts in securities law and financial transactions. The arbitrators shall assess costs and expenses of the arbitration, including all attorneys' and experts' fees, as the arbitrators believe is appropriate in light of the merits of the parties' respective positions in the issues in dispute. Each party submits irrevocably to the jurisdiction of any state court sitting in New York, NY or to the United States District Court sitting in New York for purposes of enforcement of any discovery order, judgment or award in connection with such arbitration. The award of the arbitrator(s) shall be final and binding upon the parties and may be enforced in any court having jurisdiction. The arbitration shall be held in such place as set by the arbitrator(s) in accordance with Rule 55. With respect to any arbitration proceeding in accordance with this section, the prevailing party's reasonable attorney's fees and expenses shall be borne by the non-prevailing party.

      Although the parties, as expressed above, agree that all claims, including claims that are equitable in nature, for example specific performance, shall initially be prosecuted in the binding arbitration procedure outlined above, if the arbitration panel dismisses or otherwise fails to entertain any or all of the equitable claims asserted by reason of the fact that it lacks jurisdiction, power and/or authority to consider such claims and/or direct the remedy requested, then, in only that event, will the parties have the right to initiate litigation respecting such equitable claims or remedies. The forum for such equitable relief shall be in either a state or federal court sitting in New York, NY. Each party waives any right to a trial by jury, assuming such right exists in an equitable proceeding, and irrevocably submits to the jurisdiction of said New York court. New York law shall govern both the proceeding as well as the interpretation and construction of the Debenture and the transaction as a whole.

      5.7 CERTAIN AMOUNTS. Whenever pursuant to this Debenture the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Debenture may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Debenture and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Debenture at a price in excess of the price paid for such shares pursuant to this Debenture. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Debenture into shares of Common Stock.

      5.8 ALLOCATIONS OF AND RESERVED AMOUNT. The Reserved Amount shall be allocated pro rata among the holders of Debentures based on the principal amount of such Debentures issued to the Holder. Each increase to the Reserved Amount shall be allocated pro rata among the holders of Debentures based on the principal amount of such Debentures held by the Holder at the time of the increase in the Reserved Amount. In the event a Holder shall sell or otherwise transfer any of such Holder's Debentures, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Debentures shall be allocated to the remaining Holders of Debentures, pro rata based on the principal amount of such Debentures then held by such Holders.

      5.9 DAMAGES SHARES. The shares of Common Stock that may be issuable to the Holder pursuant to Sections 1.3 and 1.4 hereof and pursuant to Section 2 of the Registration Rights Agreement ("DAMAGES SHARES") shall be treated as Common Stock issuable upon conversion of this Debenture for all purposes hereof and shall be subject to all of the limitations and afforded all of the rights of the other shares of Common Stock issuable hereunder, including without limitation, the right to be included in the Registration Statement filed pursuant to the Registration Rights Agreement. For purposes of calculating interest payable on the outstanding principal amount hereof, except as otherwise provided herein, amounts convertible into Damages Shares ("DAMAGES AMOUNTS") shall not bear interest but must be converted prior to the conversion of any outstanding principal amount hereof, until the outstanding Damages Amounts is zero.

      5.10 DENOMINATIONS. At the request of the Holder, upon surrender of this Debenture, the Borrower shall promptly issue new Debentures in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations as the Holder shall request.

      5.11 PURCHASE AGREEMENT. By its acceptance of this Debenture, the Holder agrees to be bound by the applicable terms of the Purchase Agreement.

      5.12 NOTICE OF CORPORATE EVENTS. Except as otherwise provided in this Debenture, the Holder of this Debenture shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Debenture into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower's shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the

Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 5.12.

      5.13 REMEDIES. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Debenture will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Debenture, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of this Debenture and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

      IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer this {{ExecDay}} day of November, 2004.

                                       BORROWER:
                                       PATRIOT SCIENTIFIC CORPORATION

                                       By:_____________________________
                                          Lowell W. Giffhorn, Exec. V.P. and CFO

                                       By: _____________________________
                                           Jeffrey E. Wallin, Pres. and CEO

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debentures)

      The undersigned hereby irrevocably elects to convert $__________ principal amount of the Debenture (defined herein) into shares of common stock, par value $____ per share ("Common Stock"), of PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation (the "BORROWER") according to the conditions of the convertible debentures of the Borrower dated as of {{FundDate}} (the "DEBENTURES"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

      The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC TRANSFER").

         Name of DTC Prime Broker:______________________________
         Account Number:________________________________________

         In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

         Name: _________________________________________________

         Address: _______________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Debentures shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.


                  Date of Conversion:_______________________________
                  Applicable Conversion Price:________________________
                  Number of Shares of Common ______________________
                  Stock to be Issued Pursuant to (i): ____________________ Conversion of the Debentures:_______________________

                  (ii) Conversion of Conversion Failure Payments, Delivery Failure Payments and/or payments pursuant to Section 2(c) of the Registration Rights Agreement: __________________________
                  Signature: __________________________________________________
                  Name: _______________________________________________________
                  Address: ____________________________________________________


      Subject to Section 1.4(b) of the Debenture(s), the Borrower is not required to issue shares of Common Stock until the original Debenture(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Borrower or its Transfer Agent. The Borrower shall issue and deliver shares of Common Stock to an overnight courier not later than two business days following receipt of the original Debenture(s) to be converted, and shall make payments pursuant to the Debentures for the number of business days such issuance and delivery is late.

                          REGISTRATION RIGHTS AGREEMENT

      REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of {{FundDate}}, by and between PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation (the "Company"), and {{FirstName}} {{LastName}}, an individaul.

                                    WHEREAS:

      A. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Buyer (i) convertible debentures (the "Debentures") that are convertible into shares of the Company's common stock, par value $0.00001 per share (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in such Debentures and (ii) warrants (the "Warrants") to purchase {{NoWarrants}} shares of Common Stock, upon the terms and conditions and subject to the limitations and conditions set forth in the Warrants dated {{FundDate}}; and

      B. To induce the Buyer to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws;

      NOW, THEREFORE, In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

      1. DEFINITIONS.

      a. As used in this Agreement, the following terms shall have the following meanings:

            (i) "BUYER" means {{FirstName}} {{LastName}}, and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

            (ii) "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

            (iii) "REGISTRABLE SECURITIES" means (a) the shares of Common Stock (the "Conversion Shares") issued or issuable upon conversion of or otherwise pursuant to the Debentures (including, without limitation, any shares issued or issuable pursuant to Sections 1.3 and 1.4 of the Debentures and Section 2 herein) (b) any shares of Common Stock (the "Warrant Shares") issued or issuable upon exercise of or otherwise pursuant to the Warrants and (c) any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing.

            (iv) "REGISTRATION STATEMENT(S)" means a registration statement(s) of the Company under the 1933 Act.

      b. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

      2. REGISTRATION.

      A. MANDATORY REGISTRATION. The Company shall prepare, and, on or prior to January 1, 2005 (the "FILING DATE") file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Buyer, which consent will not be unreasonably withheld) covering the resale of the Registrable Securities, which Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or otherwise pursuant to the Debentures and exercise of or otherwise pursuant to the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The number of shares of Common Stock initially included in such Registration Statement shall be no less than one and one-half (1.5) times the aggregate number of Conversion Shares that are then issuable upon conversion of or otherwise pursuant to the Debentures (based on the Conversion Price (as defined in the Debentures) then in effect) and the aggregate number of Warrant Shares that are then issuable upon exercise of or otherwise pursuant to the Warrants, without regard to any limitation on the Buyer's ability to convert the Debentures or exercise the Warrants. The Company acknowledges that the number of shares initially included in the Registration Statement represents a good faith estimate of the maximum number of shares issuable upon conversion of or otherwise pursuant to the Debentures and exercise of or otherwise pursuant to the Warrants. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) the Buyer and its counsel prior to its filing or other submission.

      B. [INTENTIONALLY OMITTED].

      C. PAYMENTS BY THE COMPANY. The Company shall use its best efforts to obtain effectiveness of the Registration Statement as soon as practicable, but in any event not later than March 1, 2005 (the "REGISTRATION DEADLINE"). If (i) the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to

Section 2(a) hereof is not declared effective by the SEC by the Registration Deadline, or (ii) after the Registration Statement has been declared effective by the SEC, sales of all of the Registrable Securities cannot be made pursuant to the Registration Statement, or (iii) the Common Stock is not listed or included for quotation on the Over the Counter Electronic Bulletin Board (the "OTC-BB"), the Nasdaq National Market ("NNM"), the Nasdaq Small Cap Market ("NASDAQ SMALL CAP"), the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX"), then the Company will make payments to the Buyer in such amounts and at such times as shall be determined pursuant to this Section 2(c) as partial relief for the damages to the Buyer by reason of any such delay in or reduction of its ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to each holder of the Debentures or Registrable Securities an amount equal to the then outstanding principal amount of the Debentures (and, in the case of holders of Registrable Securities, the principal amount of Debentures from which such Registrable Securities were converted or the aggregate exercise price paid for such Registrable Securities upon exercise of the Warrants) ("OUTSTANDING PRINCIPAL AMOUNT") multiplied by the Applicable Percentage (as defined below) times the number of months (prorated for partial months) after the Registration Deadline and prior to the date the Registration Statement is declared effective by the SEC;

      The term "APPLICABLE PERCENTAGE" means 2.0 hundredths (.02). (For example, if the Registration Statement becomes effective one (1) month after the Registration Deadline, the Company would pay $20,000 for each $1,000,000 of Outstanding Principal Amount. If thereafter, sales of all of the Registrable Securities could not be made pursuant to the Registration Statement for an additional period of one (1) month, the Company would pay an additional $20,000 for each $1,000,000 Outstanding Principal Amount. Such amounts shall be paid in cash within five (5) days after the end of each period that gives rise to such obligation, PROVIDED that, if any such period extends for more than thirty (30) days, interim payments shall be made for each such thirty (30) day period,

      PROVIDED, FURTHER, that, if such amounts are not paid within the period specified, at the Buyer's option, such amounts may be added to the Conversion Amount (as defined in the Debentures) of the Debentures and thereafter be convertible into Common Stock at the "CONVERSION PRICE" (as defined in the Debentures) in accordance with the terms of the Debentures. Any shares of Common Stock issued upon conversion of such amounts shall be Registrable Securities. Nothing herein shall limit the Buyer's right to pursue damages for the failure to timely obtain effectiveness of the Registration Statement by the Registration Deadline or to thereafter maintain the effectiveness of the Registration Statement as required pursuant to this Agreement or to maintain the listing of the Common Stock;

      D. PIGGY-BACK REGISTRATIONS. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall determine to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to Buyer written notice of such determination and, if within fifteen (15) days after the effective date of such notice, the Buyer shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities the Buyer requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Buyer has requested inclusion hereunder as the underwriter shall permit;

      PROVIDED, HOWEVER, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled by contract to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and

      PROVIDED, FURTHER, HOWEVER, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the contractual right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(d) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which the Buyer is entitled to registration under this Section 2(d) is an underwritten offering, then the Buyer shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. Notwithstanding anything to the contrary set forth herein, the registration rights of the Buyer pursuant to this Section 2(d) shall only be available in the event the Company fails to timely file, obtain effectiveness or maintain effectiveness of any Registration Statement to be filed pursuant to Section 2(a) in accordance with the terms of this Agreement.

      E. ELIGIBILITY FOR FORM SB-2. The Company represents and warrants that it meets the registrant eligibility and transaction requirements for the use of Form SB-2 for registration of the sale by the Buyer of the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form SB-2.

      3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

      a. The Company shall prepare promptly, and file with the SEC as soon as practicable after the date of the Closing under the Securities Purchase Agreement (the "CLOSING DATE") (but no later than the Filing Date), a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its best efforts to cause such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing (but in no event later than the Registration Deadline), and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which the Registrable Securities (in the opinion of counsel to the Buyer) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof) under the 1933 Act (the "REGISTRATION PERIOD"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

      b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statements and the prospectus used in connection with the Registration Statements as may be necessary to keep the Registration Statements effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statements until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statements. In the event that on any Trading Day (as defined in the Debentures) (the "REGISTRATION TRIGGER DATE") the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued or issuable upon conversion of or otherwise pursuant to the Debentures (based on the Conversion Price (as defined in the Debentures) then in effect) and exercise of or otherwise pursuant to the Warrants, in each case without giving effect to any limitations on the Buyer' ability to convert the Debentures or exercise the Warrants, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefore, if applicable), or both, so as to cover one hundred fifty percent (150%) of all of the Registrable Securities so issued or issuable (without giving effect to any limitations on conversion contained in the Debentures or exercise contained in the Warrants) as of the Registration Trigger Date, in each case, as soon as practicable, but in any event within twenty (20) business days after the necessity therefore arises (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely), provided, however that the Company shall have a sufficient number of authorized and unissued shares. In the event the Company does not have a sufficient number of authorized and unissued shares, the Company shall use its best efforts to obtain all necessary shareholder approvals and to make all necessary filings to increase its authorized shares as promptly as practicable and, within twenty
(20) business days after the necessary increase in its authorized shares shall become effective, amend the Registration Statement or file a new Registration Statement as set forth above. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in any event within sixty (60) days of the Registration Trigger Date or as promptly as practicable in the event the Company is required to increase its authorized shares. The provisions of
Section 2(c) above shall be applicable with respect to the Company's obligations under this Section 3(b).

      c. The Company shall furnish to the Buyer and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Buyer may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Buyer. The Company will immediately notify the Buyer by facsimile of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable, but no later than three (3) business days (the "ACCELERATION REQUEST DEADLINE"), following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

      d. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statements under such other securities or "blue sky" laws of such jurisdictions in the United States as the Buyer, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions;


      e. [INTENTIONALLY OMITTED]

      f. As promptly as practicable after becoming aware of such event, the Company shall notify the Buyer of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Buyer as the Buyer may reasonably request; provided that, for not more than twenty (20) consecutive days (or a total of not more than sixty (60) days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Registration Statement updating) the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "ALLOWED DELAY"); provided, further, that the Company shall promptly (i) notify the Buyer in writing of the existence of (but in no event, without the prior written consent of the Buyer, shall the Company disclose to the Buyer any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (ii) advise the Buyer in writing to cease all sales under such Registration Statement until the end of the Allowed Delay, provided the above actions are consistent with the requirements of the 1933 Act and/or 1934 Act or other applicable law. Upon expiration of the Allowed Delay, the Company shall again be bound by the first sentence of this Section 3(f) with respect to the information giving rise thereto.

      g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify the Buyer who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

      h. The Company shall permit a single firm of counsel designated by the Buyer to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC (not less than three (3) business days but not more then five (5) business days) and not file any document in a form to which such counsel reasonably objects and will not request acceleration of such Registration Statement without prior notice to such counsel.

      i. The Company shall make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

      j. At the request of the Buyer participating in an underwritten offering pursuant to Section 2(d), the Company shall furnish, on the date that Registrable Securities are delivered to an underwriter for sale in connection with any Registration Statement pursuant to Section 2(d), (i) an opinion, dated as of such date, from counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters, if any, and the Buyer and (ii) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Buyer.

      k. The Company shall make available for inspection by (i) the Buyer, and (ii) one firm of attorneys and one firm of accountants or other agents retained by the Buyer (collectively, the "INSPECTORS") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence;

      PROVIDED, HOWEVER, that each Inspector shall hold in confidence and shall not make any disclosure (except to the Buyer) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(k). The Buyer agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and the Buyer) shall be deemed to limit the Buyer's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

      l. The Company shall hold in confidence and not make any disclosure of information concerning the Buyer provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Buyer is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Buyer prior to making such disclosure, and allow the Buyer, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

      m. The Company shall use its best efforts to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to the extent the securities of the same class or series are not then listed on a national securities exchange, secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on the NNM or, if not eligible for the NNM on the Nasdaq Small Cap or, if not eligible for the Nasdaq Small Cap, on the Over the Counter electronic bulletin board and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

      n. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

      o. The Company shall cooperate with the Buyer who holds Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Buyer may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Buyer may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Buyer) an appropriate instruction and an opinion of such counsel in the form required by the transfer agent in order to issue the Registrable Securities free of restrictive legends.

      p. At the request of the holders of a majority-in-interest of the Registrable Securities, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

      q. The Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under Section 2(a) hereof or any amendment or supplement thereto under
Section 3(b) hereof without the consent of the holders of a majority-in-interest of the Registrable Securities. In addition, the Company shall not offer any securities for its own account or the account of others in any Registration Statement under Section 2(a) hereof or any amendment or supplement thereto under
Section 3(b) hereof without the consent of the holders of a majority-in-interest of the Registrable Securities.

      r. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Buyer of Registrable Securities pursuant to a Registration Statement.

      s. The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including without limitation the 1933 Act and the 1934 Act and the rules and regulations promulgated by the SEC).

      4. OBLIGATIONS OF THE BUYER. In connection with the registration of the Registrable Securities, the Buyer shall have the following obligations:

      a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Buyer that the Buyer shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least three (3) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Buyer of the information the Company requires from each the Buyer.

      b. The Buyer, by the Buyer's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statements hereunder, unless the Buyer has notified the Company in writing of the Buyer's election to exclude all of the Buyer's Registrable Securities from the Registration Statements.

      c. In the event of an underwritten offering pursuant to Section 2(d) in which any Registrable Securities are to be included, the Buyer agrees to enter into and perform the Buyer's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless the Buyer has notified the Company in writing of the Buyer's election to exclude all of the Buyer's Registrable Securities from such Registration Statement.

      d. The Buyer agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), the Buyer will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Buyer's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, the Buyer shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Buyer's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

      e. No Buyer may participate in any underwritten registration hereunder unless the Buyer (i) agrees to sell the Buyer's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

      5. EXPENSES OF REGISTRATION. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel selected by the Buyer pursuant to Sections 2(b) and 3(h) hereof shall be borne by the Company.

      6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

      a. To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) the Buyer, (ii) the directors, officers, partners, managers, members, employees, agents and each person who controls any Buyer within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), if any, (iii) any underwriter (as defined in the 1933
Act) for the Buyer in connection with an underwritten offering pursuant to
Section 2(d) hereof, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any (each, an "INDEMNIFIED PERSON"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "CLAIMS") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by the Company pursuant to
Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Buyer pursuant to Section 9.

      b. [Intentionally Omitted].

      c. Promptly after receipt by an Indemnified Person under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if Claim in respect thereof is to be made against any the Company under this Section 6, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnified Person, as the case may be.

      PROVIDED, HOWEVER, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Indemnified Person and the Company would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Indemnified Persons, and such legal counsel shall be selected by Buyer, if the Buyer is entitled to indemnification hereunder. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnified Person under this
Section 6, except to the extent that the Company is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

      7. CONTRIBUTION. To the extent any indemnification by the Company is prohibited or limited by law, the Company agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law.

      8. REPORTS UNDER THE 1934 ACT. With a view to making available to the Buyer the benefits of Rule144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Buyer to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

      a. make and keep public information available, as those terms are understood and defined in Rule 144;

      b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

      c. furnish to the Buyer so long as the Buyer owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Buyers to sell such securities pursuant to Rule 144 without registration.

      9. ASSIGNMENT OF REGISTRATION RIGHTS. The rights under this Agreement shall be automatically assignable by the Buyers to any transferee of all or any portion of Registrable Securities if: (i) the Buyer agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause
(ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

      10. AMENDMENT OF REGISTRATION RIGHTS. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, the Buyer (to the extent such Buyer still owns Registrable Securities) and Buyers who hold a majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this
Section 10 shall be binding upon the Buyer and the Company.

      11. MISCELLANEOUS.

      a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

      b. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

         If to the Company: To the address set forth immediately below such Company's name on the signature pages hereto.

         With copy to:

         Otto Sorensen, Esq.
         LUCE, FORWARD, HAMILTON AND SCRIPPS, LLP
         600 West Broadway, Suite 2600
         San Diego, CA 92191
         Tel (619) 699-2534
         Fax (619) 232-8311

         If to a Buyer: To the address set forth immediately below such Buyer's name on the signature pages hereto.

Each party shall provide notice to the other party of any change in address.

      c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

      d. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Any controversy or claim arising out of or related to this Debenture or the breach thereof, shall be settled by binding arbitration in New York, NY in accordance with the Expedited Procedures (Rules 53-57) of the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A proceeding shall be commenced upon written demand by Company or the Buyer to the other. The arbitrator(s) shall enter a judgment by default against any party, which fails or refuses to appear in any properly noticed arbitration proceeding. The proceeding shall be conducted by one (1) arbitrator, unless the amount alleged to be in dispute exceeds two hundred fifty thousand dollars ($250,000), in which case three (3) arbitrators shall preside. The arbitrator(s) will be chosen by the parties from a list provided by the AAA, and if they are unable to agree within ten (10) days, the AAA shall select the arbitrator(s). The arbitrators must be experts in securities law and financial transactions. The arbitrators shall assess costs and expenses of the arbitration, including all attorneys' and experts' fees, as the arbitrators believe is appropriate in light of the merits of the parties' respective positions in the issues in dispute. Each party submits irrevocably to the jurisdiction of any state court sitting in New York, NY or to the United States District Court sitting in New York for purposes of enforcement of any discovery order, judgment or award in connection with such arbitration. The award of the arbitrator(s) shall be final and binding upon the parties and may be enforced in any court having jurisdiction. The arbitration shall be held in such place as set by the arbitrator(s) in accordance with Rule 55. With respect to any arbitration proceeding in accordance with this section, the prevailing party's reasonable attorney's fees and expenses shall be borne by the non-prevailing party.

      Although the parties, as expressed above, agree that all claims, including claims that are equitable in nature, for example specific performance, shall initially be prosecuted in the binding arbitration procedure outlined above, if the arbitration panel dismisses or otherwise fails to entertain any or all of the equitable claims asserted by reason of the fact that it lacks jurisdiction, power and/or authority to consider such claims and/or direct the remedy requested, then, in only that event, will the parties have the right to initiate litigation respecting such equitable claims or remedies. The forum for such equitable relief shall be in either a state or federal court sitting in New York, NY. Each party waives any right to a trial by jury, assuming such right exists in an equitable proceeding, and irrevocably submits to the jurisdiction of said New York court. New York law shall govern both the proceeding as well as the interpretation and construction of the Debenture and the transaction as a whole.

      e. This Agreement and the Securities Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

      f. Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

      g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

      i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      j. Except as otherwise provided herein, all consents and other determinations to be made by the Buyer pursuant to this Agreement shall be made by Buyers holding a majority of the Registrable Securities, determined as if the all of the Debentures then outstanding have been converted into for Registrable Securities.

      k. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by the Company of any of the provisions hereunder, that the Buyer shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

      l. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

      m. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

      n. The initial number of Registrable Securities included in any Registration Statement and each increase to the number of Registrable Securities included therein shall be allocated pro rata among the Buyers based on the number of Registrable Securities held by the Buyer at the time of such establishment or increase, as the case may be. In the event an Buyer shall sell or otherwise transfer any of such holder's Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included in a Registration Statement for such transferor. Any shares of Common Stock included on a Registration Statement and which remain allocated to any person or entity which does not hold any Registrable Securities shall be allocated to the remaining Buyers, pro rata based on the number of shares of Registrable Securities then held by the Buyers. For the avoidance of doubt, the number of Registrable Securities held by an Buyer shall be determined as if all the Debentures and Warrants then outstanding and held by an Buyer were converted into or exercised for Registrable Securities.


                           [INTENTIONALLY LEFY BLANK].

      o. There shall be no oral modifications or amendments to this Agreement. This Agreement may be modified or amended only in writing.

      IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the {{ExecDay}} day of November, 2004.


-------------------------------------------------------------------------------
PATRIOT SCIENTIFIC CORPORATION


By:  ________________________
        Lowell W. Giffhorn, CFO               By:     ______________________
                                                    {{FirstName}} {{LastName}}
By:   ________________________
         Jeffrey E. Wallin, Pres. and CEO
                                              ADDRESS:
ADDRESS:
                                                        {{Address1}}
PATRIOT SCIENTIFIC CORPORATION                {{City}}, {{State}} {{PostalCode}}
10989 Via Frontera                            Telephone: {{HomePhone}}
San Diego, CA 92127                           Facsimile:  {{Fax}}
Telephone:  (858) 674-5000
FACSIMILE:       (858) 674-5005

-------------------------------------------------------------------------------

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.


Warrant to Purchase
{{NoWarrants}} shares                       Warrant Number ____
--------------

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                            PATRIOT SCIENTIFIC CORP.

      THIS CERTIFIES that {{FirstName}} {{LastName}} or any subsequent holder hereof ("Holder") has the right to purchase from Patriot Scientific Corp., a Delaware corporation (the "Company"), up to {{NoWarrants}} fully paid and nonassessable shares, of the Company's common stock, $0.00001 par value per share ("Common Stock"), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time beginning on the Date of Issuance (defined below) and ending at 5:00 p.m., New York, New York time, on the date that is seven (7) years after the Date of Issuance (the "Exercise Period").

      Holder agrees with the Company that this Warrant to Purchase Common Stock of the Company (this "Warrant" or this "Agreement") is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

      1. Date of Issuance and Term.

      This Warrant shall be deemed to be issued on {{FundDate}} ("Date of Issuance"). The term of this Warrant is seven (7) years from the Date of Issuance.

      Notwithstanding anything to the contrary herein, the applicable portion of this Warrant shall not be exercisable during any time that, and only to the extent that, the number of shares of Common Stock to be issued to Holder upon such exercise, when added to the number of shares of Common Stock, if any, that the Holder otherwise beneficially owns (outside of this Warrant, and not including any other warrants having a provision substantially similar to this paragraph) at the time of such exercise, would exceed 4.99% of the number of shares of Common Stock then outstanding, as determined in accordance with
Section 13(d) of the Exchange Act (the "4.99% Limitation"). The 4.99% Limitation shall be conclusively satisfied if the applicable Exercise Notice includes a signed representation by the Holder that the issuance of the shares in such Exercise Notice will not violate the 4.99% Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

      Notwithstanding the above, in the event that the Company receives any tender offer or any offer to enter into a merger with another entity whereby the Company shall not be the surviving entity (an "Offer"), then "4.99%" shall be automatically revised immediately after such offer to read "9.99%" each place it occurs in this Section 1. Notwithstanding the above, Holder shall retain the option to either exercise or not exercise its option(s) to acquire Common Stock pursuant to the terms hereof after an Offer, and, in the event of a cash exercise following a tender offer, the Exercise Price per share that would otherwise be due shall instead be offset against the tender price per share to be received by the Holder, provided, however, that in the event a tender offer is not completed, Holder shall promptly pay to the Company the Exercise Price that would have been due at the time the Warrant was exercised.

      2. Exercise.

      (a) Manner of Exercise. During the Exercise Period, this Warrant may be exercised as to all or any lesser number of full shares of Common Stock covered hereby (the "Warrant Shares") upon surrender of this Warrant, with the Exercise Form attached hereto as Exhibit A (the "Exercise Form") duly completed and executed, together with the full Exercise Price (as defined below) for each share of Common Stock as to which this Warrant is exercised, at the office of the Company, Patriot Scientific Corporation, Attn: Lowell W. Giffhorn, CFO; 10989 Via Frontera, San Diego, CA 92127; Telephone: (858) 674-5000, Facsimile:
(858) 674-5005 or at such other office or agency as the Company may designate in writing, by overnight mail, with an advance copy of the Exercise Form sent to the Company and its Transfer Agent by facsimile (such surrender and payment of the Exercise Price hereinafter called the "Exercise of this Warrant").

      (b) Date of Exercise. The "Date of Exercise" of the Warrant shall be defined as the date that the advance copy of the completed and executed Exercise Form is sent by facsimile to the Company, provided that the original Warrant and Exercise Form are received by the Company as soon as practicable thereafter. Alternatively, the Date of Exercise shall be defined as the date the original Exercise Form is received by the Company, if Holder has not sent advance notice by facsimile. The Company shall not be required to deliver the shares of Common Stock to the Holder until the requirements of Section 2(a) above are satisfied.

      (c) Cancellation of Warrant. This Warrant shall be canceled upon the Exercise of this Warrant, and, as soon as practical after the Date of Exercise, Holder shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise of this Warrant, and if this Warrant is not exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.

      (d) Holder of Record. Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Common Stock purchased upon the Exercise of this Warrant. Nothing in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company.

      3. Payment of Warrant Exercise Price.

      The Exercise Price ("Exercise Price") shall initially equal {{WarrPrice}} per share (the "Initial Exercise Price") or, if the Date of Exercise is more than six (6) months after the Date of Issuance, the lesser of (i) the Initial Exercise Price or (ii) the "Lowest Reset Price," as that term is defined below. The Company shall calculate a "Reset Price" on each six-month anniversary date of the Date of Issuance which shall equal the Market Price (as defined below) on such six-month anniversary date of the Date of Issuance. The "Lowest Reset Price" shall equal the lowest Reset Price determined on any six-month anniversary date of the Date of Issuance preceding the Date of Exercise, taking into account, as appropriate, any adjustments made pursuant to Section 5 hereof.

      Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:

      (i) Cash Exercise: cash, bank or cashiers check or wire transfer; or

      (ii) Cashless Exercise: surrender of this Warrant at the principal office of the Company together with notice of cashless election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula:

                                  X = Y (A-B)/A

where:   X = the number of shares of Common Stock to be issued to Holder.

         Y = the number of shares of Common Stock for which this Warrant is being exercised.

         A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(ii), where "MARKET PRICE," as of any date, means the Volume Weighted Average Price (as defined herein) of the Company's Common Stock during the ten (10) consecutive trading day period immediately preceding the date in question.

      As used herein, the "VOLUME WEIGHTED AVERAGE PRICE" for any security as of any date means the volume weighted average sale price on the Over the Counter Electronic Bulletin Board (the "OTC-BB") as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Warrants and the Company ("BLOOMBERG") or, if the OTC-BB is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Warrants being exercised for which the calculation of the volume weighted average price is required in order to determine the Exercise Price of such Warrants. "TRADING DAY" shall mean any day on which the Common Sock is traded for any period on the OTC-BB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

         B = the Exercise Price.

      For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

      4. Transfer and Registration.

      (a) Transfer Rights. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to the portion hereof retained.

      (b) Registrable Securities. The Common Stock issuable upon the exercise of this Warrant has registration rights pursuant to that certain Registration Rights Agreements between the Company and {{FirstName}} {{LastName}} dated {{FundDate}}.

      5. Anti-Dilution Adjustments.

      (a) Stock Dividend. If the Company shall at any time declare a dividend payable in shares of Common Stock, then Holder, upon Exercise of this Warrant after the record date for the determination of holders of Common Stock entitled to receive such dividend, shall be entitled to receive upon Exercise of this Warrant, in addition to the number of shares of Common Stock as to which this Warrant is exercised, such additional shares of Common Stock as such Holder would have received had this Warrant been exercised immediately prior to such record date and the Exercise Price will be proportionately adjusted.

      (b) Recapitalization or Reclassification. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(b).

      (c) Distributions. If the Company shall at any time distribute for no consideration to holders of Common Stock cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or preceding years) then, in any such case, Holder shall be entitled to receive, upon Exercise of this Warrant, with respect to each share of Common Stock issuable upon such exercise, the amount of cash or evidences of indebtedness or other securities or assets which Holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had this Warrant been exercised immediately prior to the record date or other date fixing shareholders to be affected by such event (the "Determination Date").

      (d) Notice of Consolidation or Merger. In the event of a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or there is a sale of all or substantially all the Company's assets (a "Corporate Change"), then this Warrant shall be exerciseable into such class and type of securities or other assets as Holder would have received had Holder exercised this Warrant immediately prior to such Corporate Change; provided, however, that Company may not affect any Corporate Change unless it first shall have given thirty (30) days notice to Holder hereof of any Corporate Change.

      (e) Exercise Price Adjusted. As used in this Warrant, the term "Exercise Price" shall mean the purchase price per share specified in Section 3 of this Warrant, until the occurrence of an event stated in subsection (a), (b) or (c) of this Section 5, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsection. No such adjustment under this Section 5 shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more. No adjustment made pursuant to any provision of this Section 5 shall have the net effect of increasing the Exercise Price in relation to the split adjusted and distribution adjusted price of the Common Stock. The number of shares of Common Stock subject hereto shall increase proportionately with each decrease in the Exercise Price.

      (f) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

      6. Fractional Interests.

      No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock. If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall be the next higher number of shares.

      7. Reservation of Shares.

      From and after June 1, 2002, the Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of shares sufficient for the Exercise of this Warrant and payment of the Exercise Price (based on the Exercise Price in effect from time to time), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 7, in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares. The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any person or entity.

      8. Restrictions on Transfer.

      (a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Act by virtue of Regulation D and exempt from state registration under applicable state laws. The Warrant and the Common Stock issuable upon the Exercise of this Warrant may not be pledged, transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Act and applicable state laws.

      (b) Assignment. If Holder can provide the Company with reasonably satisfactory evidence that the conditions of (a) above regarding registration or exemption have been satisfied, Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days, and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

      9. Benefits of this Warrant.

      Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

      10. Arbitration; Governing Law.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Securities Exchange Act of 1934, which matters shall be construed and interpreted in accordance with such laws. Any controversy or claim arising out of or related to the this Agreement or the breach thereof, shall be settled by binding arbitration in New York, New York in accordance with the Expedited Procedures (Rules 53-57) of the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A proceeding shall be commenced upon written demand by Company or any Lender to the other. The arbitrator(s) shall enter a judgment by default against any party, which fails or refuses to appear in any properly noticed arbitration proceeding. The proceeding shall be conducted by one (1) arbitrator, unless the amount alleged to be in dispute exceeds two hundred fifty thousand dollars ($250,000), in which case three (3) arbitrators shall preside. The arbitrator(s) will be chosen by the parties from a list provided by the AAA, and if they are unable to agree within ten (10) days, the AAA shall select the arbitrator(s). The arbitrators must be experts in securities law and financial transactions. The arbitrators shall assess costs and expenses of the arbitration, including all attorneys' and experts' fees, as the arbitrators believe is appropriate in light of the merits of the parties' respective positions in the issues in dispute. Each party submits irrevocably to the jurisdiction of any state court sitting in New York, New York or to the United States District Court sitting in New York for purposes of enforcement of any discovery order, judgment or award in connection with such arbitration. The award of the arbitrator(s) shall be final and binding upon the parties and may be enforced in any court having jurisdiction. The arbitration shall be held in such place as set by the arbitrator(s) in accordance with Rule 55. With respect to any arbitration proceeding in accordance with this section, the prevailing party's reasonable attorney's fees and expenses shall be borne by the non-prevailing party.


      Although the parties, as expressed above, agree that all claims, including claims that are equitable in nature, for example specific performance, shall initially be prosecuted in the binding arbitration procedure outlined above, if the arbitration panel dismisses or otherwise fails to entertain any or all of the equitable claims asserted by reason of the fact that it lacks jurisdiction, power and/or authority to consider such claims and/or direct the remedy requested, then, in only that event, will the parties have the right to initiate litigation respecting such equitable claims or remedies. The forum for such equitable relief shall be in either a state or federal court sitting in New York, New York. Each party waives any right to a trial by jury, assuming such right exists in an equitable proceeding, and irrevocably submits to the jurisdiction of said New York court. New York law shall govern both the proceeding as well as the interpretation and construction of this Agreement and the transaction as a whole.

      11. Loss of Warrant.

      Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

      12. Notice or Demands.

      Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to the address set forth in Section 2(a) above. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company's records, until another address is designated in writing by Holder.

      IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the {{ExecDay}} day of November, 2004.


                                 PATRIOT SCIENTIFIC CORP.


                                 By: ______________________________________
                                     LOWELL W. GIFFHORN, CHIEF FINANCIAL OFFICER

                                 By: _________________________________________
                                     JEFFREY E. WALLIN, PRES. AND CEO

                                    EXHIBIT A

                            EXERCISE FORM FOR WARRANT

                          TO: PATRIOT SCIENTIFIC CORP.

      The undersigned hereby irrevocably exercises the right to purchase ____________ of the shares of Common Stock (the "Common Stock") of Patriot Scientific Corp., a Delaware corporation (the "Company"), evidenced by the attached warrant (the "Warrant"), and herewith makes payment of the exercise price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

1. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Common Stock obtained on exercise of the Warrant, except in accordance with the provisions of Section 8(a) of the Warrant.

2. The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below:

Dated:

--------------------------------------------------------------------------------
                                    Signature


--------------------------------------------------------------------------------
                                   Print Name


--------------------------------------------------------------------------------
                                     Address

--------------------------------------------------------------------------------

NOTICE

The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.


--------------------------------------------------------------------------------

                                    EXHIBIT B

                                   ASSIGNMENT

                    (To be executed by the registered holder
                        desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the "Warrant") hereby sells, assigns and transfers unto the person or persons below named the right to purchase _______ shares of the Common Stock of Patriot Scientific Corp., evidenced by the attached Warrant and does hereby irrevocably constitute and appoint _______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:
      ------------------------------        ------------------------------------
                                                          Signature


Fill in for new registration of Warrant:

 ------------------------------------
                  Name

 ------------------------------------
                  Address

 ------------------------------------
Please print name and address of assignee
(including zip code number)

----------------------------------------------------------

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.